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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT dated as January 1, 1999, between the National TechTeam, Inc. (the "Company") and Harry A. Lewis ("Executive").

                                   WITNESSETH:

         1. EMPLOYMENT AND DUTIES. The Company hereby employs and the Executive hereby agrees to serve the Company as its President and Chief Executive Officer for the period hereinafter defined. Executive agrees to perform such services as shall from time to time be assigned to him by the Company's Board of Directors and, in the absence of such assignment, such services as are reasonably necessary to the successful operation of the Company and any subsidiaries that it may from time to time own. In the performance of his duties, Executive shall report to and be under the direction of the Board of Directors. Without obtaining the prior written consent of the Board of Directors, Executive shall not enter into any agreements or commitments that would bind the Company for longer than one year or that would require the Company to expend more than $250,000.00. Executive agrees to devote substantially all his time and attention during the Company's normal working hours and his best efforts and ability to the affairs of the Company and any such subsidiaries and shall not engage in other activities that interfere with the proper discharge of his duties or that compete with the interests of the Company, provided that Executive may devote reasonable time to serving as a director or member of charitable, religious or business organizations so long as the same do not result in a conflict of interest with the interests of the Company. During the term of this Agreement, Executive shall conform to all the Company's policies and procedures and pledges to maintain all business activities of the Company in complete confidence and keep the Company informed, apprised and aware of all material matters that come to his attention that could affect its business interest.

         2. COMPENSATION. As compensation for his services hereunder, the Company shall initially pay Executive an annual salary of Three Hundred Thousand ($300,000) Dollars payable in appropriate installments to conform with regular payroll dates for salaried personnel of the Company. Such salary may be increased (but not decreased) by the Board of Directors at any time.

         3. EXPENSE. It is contemplated that, in connection with his employment hereunder Executive may be required to incur reasonable business entertainment and travel expenses. The Company agrees to reimburse Executive in full for all reasonable and necessary business entertainment and other related expenses including, without limitation, travel expenses, incurred or expended by him incident to the performance of his duties hereunder upon submission by Executive to the Company of vouchers or expense statements reasonably evidencing such expenses.

         4. FRINGE BENEFITS. During the period of his employment with the Company hereunder, Executive shall be entitled to participate in any and all group health insurance, life insurance, accident insurance, medical, pension, profit sharing or other employee benefit plans
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made available by the Company to all the employees of the Company. The Company retains the right to increase or reduce such benefits, from time to time, as it deems to be appropriate.

         5. VACATIONS. It is understood and agreed by the parties that Executive shall be entitled to vacations (taken consecutively or in segments) in a accordance with the normal policy of the Company in effect from time to time.

         6. TERM AND TERMINATION.

         (a) Unless earlier terminated as provided herein, this Agreement shall continue in effect for a period of three (3) years from the date hereof and from month to month thereafter unless either party provides the other with at least thirty (30) days written notice of its intention not to renew this Agreement.

         (b) The Board of Directors of the Company may terminate the employment of Executive at any time in the event Executive: (i) is convicted of a felony or misdemeanor involving moral turpitude; (ii) shall have materially breached any provision of this Agreement within his control or failed to properly and diligently perform his duties hereunder and shall not have remedied such violation within twenty (20) days after notice from the Board of Directors or the Chairman of the Company specifying such violation; or (iii) commits any act or acts that constitute a breach of Executive's fiduciary duties or duties of good faith and loyalty. In any termination under this Subsection 6 (b) (a "Cause Termination") all rights to future compensation hereunder shall terminate as of the date of termination.

         (c) The Board of Directors of the Company may also terminate the employment of Executive in the event Executive (i) dies or (ii) shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder as determined by a physician licensed in the State of Michigan selected by the Board of Directors. In the event of a termination pursuant to this Subsection 6 (c), Executive or his estate shall receive payments in accordance with Section 7.

         (d) The Board of Directors of the Company may also terminate Executive's services for reasons other than a Cause Termination, in which case Executive shall receive severance pay determined in accordance with Section 6
(f).

         (e) Executive may terminate his employment under this Agreement if the Company shall have violated any material provision of this Agreement and shall not have remedied such violation within twenty (20) days after notice from Executive specifying such violation, in which case Executive shall receive severance pay determined in accordance with Subsection 6 (f).

         (f) Upon termination of this Agreement by the Company pursuant to Subsection 6 (d) or by Executive pursuant to Subsection 6 (e), the Company shall pay Executive his then base salary set forth in Section 2 for a period (the "Severance Pay Period") equal to the then remaining term of this Agreement determined as if that termination has not occurred. The parties agree that the payments to be made pursuant to this Subsection 6 (f) shall be Executive's sole and exclusive
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remedy hereunder and Executive hereby waives any claims for any further compensation, benefits or damages of any nature or description under this Agreement. The parties agree that, because there can be no exact measure of the damage that would occur to Executive as a result of a breach, and the Company agrees that Executive receive compensation for services rendered or consulting fees during the Severance Pay Period, the amount of that compensation or those consulting fees shall reduce, but not below zero, the amount payable by the Company to Executive pursuant to this Agreement.

         7. PAYMENTS ON DEATH OR DISABILITY

         (a) In the event of the termination of this Agreement as the result Executive's death, remuneration pursuant to Section 2 for the month in which his death occurs shall be paid to Executive's beneficiary designated in writing filed by him with the Company or, if none, to his estate. Upon that payment, the Company thereafter shall be discharged and released of and from any further obligations under this Agreement except for its obligations to pay any accrued bonuses or deferred compensation.

         (b) In the event of the termination of this Agreement pursuant to
Section 6 (c) as the result of Executive's disability, Executive shall be entitled to receive the full compensation specified in Section 2 hereof for a period of ninety (90) days after the initial date of his disability and fifty percent of that compensation for the next ninety (90) day period thereafter and the Company shall thereafter be discharged and released of and from any further obligations under this Agreement except for it obligations to pay any accrued bonuses or deferred compensation. Notwithstanding anything contained in this Agreement to the contrary, in the event Executive is receiving payments through a disability policy maintained by the Company, such payments will not be deducted from any amounts payable by the Company to Executive hereunder during the period such disability payments have been made.

         8. INDEMNIFICATION Executive shall be entitled to be indemnified for any loss suffered by him by reason of his acting as an officer, employee or agent of the company to the full extent provided by the Company's Bylaws.

         9.  NON-COMPETITION COVENANT.

         (a) As used herein, the "Restriction Period" shall mean a period equal to two (2) years after the later of (i) termination of the Executive's employment with the Company, whether such termination is voluntary or involuntary or (ii) termination for the period during which Executive is receiving any severance pay pursuant to Section 6 (f).

         (b) Executive covenants and agrees that during the Restriction Period he shall not, either directly or indirectly, for his own account or as agent, servant or employee, or as a shareholder of any corporation, or as a member of any firm, engage or attempt to engage in the production, development, sale, distribution, solicitation or promotion of the sale or distribution of the Services (as hereinafter defined) in the United States or in any country where the Company maintains an office (the "Restricted Area"). Executive further covenants and agrees that he will
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not directly or indirectly solicit or call on any Customer (as hereinafter defined) with respect to the Services during the Restriction Period. The Executive will not assist any member of his family, including his spouse, parents, brothers, sisters, children, aunts, uncles, or cousins, in any business venture which engages in the production, development, sale or distribution of the Services or which calls on any Customer with respect to the Services. However, the Executive may at any time own, as an inactive investor, or acquire securities of any competitor corporation listed on a national securities exchange or the over-the-counter market, so long as his/her holdings in any one such corporation shall not constitute more than 5% of the voting stock or 5% of the outstanding capital stock of such corporation.

         (c) Executive further covenants and agrees that he shall not, either directly or indirectly for his own account or as agent, servant or employee, or as a shareholder of any corporation, or member of any firm, solicit or call on any Customer with respect to the Services during the Restriction Period.

         (d) Executive further covenants agree that he shall not, either directly or indirectly, for his own account or either as an agent, servant, or employee, or as a shareholder of any corporation, or member of any firm, engage, hire, employ or solicit the employment of any employee of, or independent contractor working for, the Company or any of its subsidiaries or affiliates, if any, during the Restriction Period.

         (e) As used in this Section 9, the term "Services shall mean the goods, merchandise, products, leasing and financing services, training services, help desk services, systems integration services and other services of the Company or its successors or assigns (or any good, products or services similar thereto), sold, distributed, or rendered by the Company or its subsidiaries or affiliates at the time the Executive's employment ceased or during any period two (2) years prior thereto.

         (f) As used in this Section 9, the term "Customer" shall mean all persons, firms or corporations for whom the Company or its subsidiaries or affiliates performed Services or to whom the Company or its subsidiaries or affiliates sold its Services at the time the Executive's employment ceased or during any period six (6) months prior thereto, notwithstanding the fact that some or all of such persons, firms or corporations may have been induced to give their patronage or business to the Company or its subsidiaries or affiliates by the solicitation of the Executive or due to Executive or due to Executive's employment by the Company.

         (g) If any of the restrictions set forth above should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         (h) The Executive recognizes that the foregoing territorial and time limitations are reasonable and properly for the adequate protection of the business of the Company, and that in the event that any such territorial or time limitation is found to be unreasonable by a court of competent jurisdiction, then the Executive agrees and submits to the reduction of either said territorial or time limitation to such an area or period as the court shall find reasonable.
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         (i) In the event that the Executive shall be in violation of the aforementioned restrictive covenants, then the time limitation thereof in respect of the Executive shall be extended for a period of time equal to the period of time during which such breach or breaches should occur, and, in the event the Company should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then the covenant shall be extended for a period of time equal to the pendency or such proceedings, including all appeals.

         (j) Both parties hereto recognize that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character, and that in the event Executive performs services for any person, firm or corporation engaged in a competing line of business with the Company in violation of the covenants of this Section 9 hereof, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court or competent jurisdiction, either in law or in equity, to obtain damages for breach of this Agreement, or to enjoin Executive from performing services for any such other person, firm or corporation.

         10.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) Executive understands and hereby acknowledges that, as a result of his employment with the Company, he will necessarily become informed of, and have access to confidential information of the Company including, without limitation, its computer programs and software, inventions, discoveries, processes, trade secrets, technical information, know-how, plans, specifications, identity of customer and identity of supplier, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Company to be held by Executive in trust and solely for the Company's benefit. Accordingly, Executive hereby agrees that he shall not, at any time, either during or subsequent to his employment hereunder, use, copy, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Company's confidential information without the prior written consent of the Company, except for use on behalf of the Company in connection with the Company's business. Notwithstanding the foregoing, the provisions of this Section shall not apply to any information which (i) becomes generally available to the public other than as a result of disclosure by Executive; (ii) was available on a nonconfidential basis prior to its disclosure to Executive by the Company or its representatives, or (iii) becomes available to Executive on a nonconfidential basis from a source other than the Company or its representatives provided that such source is not bound by a confidentiality agreement with the Company or its representatives. For the purposes of this Section, the term "the Company" shall also mean and include its parents, subsidiaries, joint ventures and other affiliates. The obligations of this Section shall also apply to proprietary or confidential information of another party which the Company receives in the normal course of Executive's employment with the Company.

         (b) Because the Company does not have an adequate remedy at law to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Company shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of this Agreement, be available to the Company. In the event of such a breach, in addition to any other remedies, the Company shall be

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entitled to receive from Executive payment of, or reimbursement for, its reasonable attorney's fees and disbursements incurred in enforcing any such provision.

         11. COPYRIGHTS, INVENTIONS, ETC. Any interest in patents, patent applications, inventions, copyrights, developments, and processes that Executive may develop during the term hereof relating to the fields in which the Company may then be engaged (the "Covered Developments") shall belong to the Company; and forthwith upon request of the Company, Executive shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to the Covered Developments free and clear of all liens, charges, and encumbrances.

         12. COMPANY PROPERTY. Executive acknowledges that all Company manuals, hand-books, benefits information and other property provided for the use of Executive are the property of the Company. Upon termination or whenever requested, Executive shall immediately return any and all Company property which is in the Executive's possession or control.

         13. PRIOR COMMITMENTS. Executive hereby warrants and represents that he is free to enter into the Company's employ and that there are no employment contracts or restrictive covenants preventing full performance of Executive's duties hereunder. Executive agrees that he will not disclose to the Company or induce the company to use any trade secrets or other proprietary or confidential information that my have been gained by Executive during any prior employment which he is under a written obligation not to disclose.

         14. CONFLICT OF INTEREST.

(a) Executive affirms that, except as explained fully in the attached Exhibit A, Executive is not involved in any situation which might create or appear to create a conflict of interest with the Company, including but not limited to:

             (i) Being connected directly or indirectly with any business (as owner, officer, director, participant, licensee, consultant, shareholder or as the recipient of wages, commissions, or other compensation of value) that sells or provides materials, equipment, or facilities to the Company, or that is a customer of the Company. (Shares of stock in publicly held companies acquired by Executive as a part of his normal investment program may be excluded);

             (ii) Acquiring directly or indirectly through ownership or lease any property, real estate or facilities in which the Company has an active potential interest; or

             (iii) Speculating or commercially dealing in the products (i.g., new, used, obsolete, or scrap) sold by the Company or in any used property (e.g., equipment, facilities and furniture) of the company.
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         (b) Executive agrees that during his employment with the Company he will report immediately any gifts, entertainment, or any other personal favors or preferment's given to or received from anyone with whom the Company has or is likely to have any business dealings, including an employee, prospective employee, customer, competitor, or vendor, which go beyond common courtesies usually associated with accepted business practice.

         (c) Executive further agrees to report immediately any circumstances or situations arising in the future that might involve him or appear to involve him in a conflict of interest.

         15. BINDING EFFECT. Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance.

         IN WITNESS WHEREOF, the Company has by its appropriate officer executed this Agreement and Executive has executed this Agreement.


                                     NATIONAL TECHTEAM, INC.



                                     By: /s/ William F. Coyro, Jr.
                                         --------------------------------
                                         William F. Coyro, Jr. Chairman
                                         835 Mason, Suite 200
                                         Dearborn, MI  48124


                                    EXECUTIVE



                                    By:  /s/ Harry A. Lewis
                                         --------------------------------
                                         Harry A. Lewis
                                         835 Mason, Suite 200
                                         Dearborn, MI  48124